Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Inspirato Incorporated on Form S-8 of our report dated February 9, 2022, relating to the consolidated financial statements of Thayer Ventures Acquisition Corporation, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 15, 2022